EXHIBIT 10.1

MANAGEMENT SERVICES AND COMMERCIAL AGREEMENT

THIS MANAGEMENT SERVICES AND COMMERCIAL AGREEMENT (this “Agreement”) is dated as of July 1, 2010, by and between American Biltrite Inc., a Delaware corporation (“ABI”), and Congoleum Corporation, a Delaware corporation and as reorganized on and after the Effective Date of the Plan (as defined below) (“Congoleum”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of the Debtors, the Official Asbestos Claimants’ Committee, the Official Committee of Bondholders for Congoleum Corporation, et al. and the Futures Representative, dated as of March 11, 2010, as such plan may be amended from time to time (the “Plan”).

WHEREAS, on December 31, 2003, Congoleum filed a voluntary petition seeking relief under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Case”); and

WHEREAS, on March 11, 2010, the Plan was filed by the Plan Proponents with the United States District Court for the District of New Jersey; and

WHEREAS, on June 7, 2010, the Plan was confirmed by an order entered by the United States District Court for the District of New Jersey; and

WHEREAS, pursuant to Section 5.17 of the Plan, the Plan implements a compromise and settlement with respect to ABI, the ABI Claims (as defined in the Plan) and the Intercompany Agreements (as defined in the Plan) (the “Intercompany Settlement”); and

WHEREAS, pursuant to Section 5.17(b) of the Plan, in connection with the Intercompany Settlement, ABI and Congoleum are entering into this Agreement, which in accordance with Section 5.17 of the Plan shall govern the relationship between ABI and Congoleum upon the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in furtherance of the Plan, including Section 5.17 of the Plan, the parties hereto hereby agree as follows:

ARTICLE I
MANAGEMENT SERVICES

Section 1.01           Provision of Services by ABI.  Roger S. Marcus shall serve as Chief Executive Officer and Director of Congoleum, and Howard N. Feist III shall serve as Chief Financial Officer of Congoleum.  Substantially all of Roger S. Marcus’ time, approximately twenty-five percent (25%) of Richard G. Marcus’ time and approximately fifty percent (50%) of Howard N. Feist III’s time, in each case, during normal working hours on a monthly basis, shall be made available to Congoleum.  If Roger S. Marcus shall die, become disabled (as defined below) or voluntarily terminate his services with Congoleum contemplated by this Section 1.01 during the term of this Agreement, then Congoleum and ABI shall negotiate in good faith to reach agreement on the appointment of a successor for Roger S. Marcus.  If after a sixty (60) day period of engaging in such good faith negotiations, the parties are not able to reach such agreement, Congoleum may terminate Article I.  If either Richard G. Marcus or Howard N. Feist III shall die, become disabled or voluntarily terminate his services with Congoleum contemplated by this Section 1.01 during the term of this Agreement, then Congoleum and ABI shall negotiate in good faith to reach agreement on the appointment of a successor for Richard G. Marcus or Howard N. Feist III, as applicable.  If after a sixty (60) day period of engaging in such good faith negotiations, the parties are not able to reach such agreement, Congoleum may terminate Article I solely with respect to obligations relating to Richard G. Marcus or Howard N. Feist III, as applicable, which for purposes of Sections 1.02 and 1.03 will mean (a) a one-sixth reduction prospectively in the amounts payable pursuant to such sections if Congoleum has not previously so terminated Article I with respect to either Richard G. Marcus or Howard Feist, as applicable, pursuant to this Section 1.01 or Section 4.02(c) and (b) a one-fifth reduction prospectively in the amounts payable pursuant to such sections if Congoleum has previously so terminated Article I with respect to either Richard G. Marcus or Howard Feist, as applicable.  In the event that Congoleum terminates Article I of this Agreement, the remaining provisions of this Agreement shall remain in full force and effect until their termination in accordance with Article IV.  For purposes of this Section 1.01, “disabled” means the inability of the person to perform substantially all of his responsibilities and duties hereunder as a result of a physical or medical impairment, which inability continues for a consecutive period of more than one hundred eighty (180) days.  Each of Roger S. Marcus, Richard G. Marcus and Howard N. Feist III (and any successors for any of them appointed pursuant to the third sentence of this Section 1.01) shall enter into confidentiality agreements with Congoleum in the form attached as Exhibit A (each a “Confidentiality Agreement”).  Congoleum acknowledges that (a) each of Roger S. Marcus and Richard G. Marcus will remain directors, executive officers and employees of ABI and its affiliates and (b) Howard N. Feist III will remain an executive officer and employee of ABI and its affiliates, and nothing in this Agreement, the Plan or the documents contemplated hereby or thereby shall prohibit Roger S. Marcus, Richard G. Marcus, or Howard N. Feist III from performing their duties and responsibilities in such capacities to ABI and its affiliates and in a manner consistent with past performance of such duties and responsibilities.  Nothing in this Agreement shall preclude the Board of Directors of Congoleum from appointing other officers or executives of Congoleum as the Board of Directors of Congoleum deems appropriate.

Section 1.02           Base Monthly Fee.  Congoleum shall pay to ABI a base monthly fee (“Base Monthly Fee”) of sixty-six thousand six hundred sixty six dollars and sixty seven cents ($66,666.67) in cash, payable on a monthly basis, with the fee for a particular month to be paid by Congoleum to ABI by not later than the fifteenth (15th) day following the end of such month.  The amount of the Base Monthly Fee will be adjusted annually commencing on the first anniversary of the Effective Date based on the metropolitan New York Consumer Price Index factor.

Section 1.03           Annual Cash Incentive Fee.

(a)           Congoleum shall pay ABI an annual incentive fee in cash (the “Cash Incentive Fee”), on or before April 15 of each year, in an amount equal to:

(i)          if Congoleum’s EBITDA on a consolidated basis for the prior fiscal year is greater than $23 million, but less than or equal to $26 million, ten percent (10%) of the amount by which such EBITDA exceeds $23 million; or

(ii)          if Congoleum’s EBITDA on a consolidated basis for the prior fiscal year is greater than $26 million, but less than or equal to $28 million, $300,000 plus fifteen percent (15%) of the amount by which such EBITDA exceeds $26 million; or

(iii)          if Congoleum’s EBITDA on a consolidated basis for the prior fiscal year is greater than $28 million, $600,000 plus twenty percent (20%) of the amount by which such EBITDA exceeds $28 million.

(b)           For purposes of the Cash Incentive Fee, “EBITDA,” in each case, shall be determined in accordance with the following formula:  net income (loss) from continuing operations (before reduction for the expense of such Cash Incentive Fee or any prior Cash Incentive Fee, including any incentive fees paid under the Personal Services Agreement) plus interest expense minus interest income plus depreciation plus amortization plus provision for taxes, all calculated in accordance with United States generally accepted accounting principles (“GAAP”) in a manner consistently applied (except to the extent GAAP compels otherwise or as otherwise specifically provided in this Section 1.03).

(c)           The Cash Incentive Fee will be pro-rated for any partial year occurring during the term of this Agreement, and the April 15 annual payment date assumes a calendar fiscal year.

Section 1.04           Incentive Equity.  Five percent (5%) of Congoleum’s total authorized number of shares of common stock on the Effective Date of the Plan shall be reserved for issuance by Congoleum for equity based compensation and awards to the management team of Congoleum with the terms of such compensation and awards to be determined by the Board of Directors of Congoleum.

Section 1.05           Observer Rights.  Richard G. Marcus or Howard N. Feist III may attend any and all meetings of the Board of Directors of Congoleum as an observer.

ARTICLE II
COMMERCIAL ARRANGEMENTS

Section 2.01           Intercompany Purchases and Sales.

(a)           ABI and its subsidiaries (which, for purposes of this Article II and Article III, shall be collectively referred to as “ABI,” unless the context indicates or implies otherwise) shall sell and Congoleum and its applicable subsidiaries (which for purposes of this Article II and Article III, shall be collectively referred to as “Congoleum,” unless the context indicates or implies otherwise) shall purchase floor tile products and urethane (the “ABI Products”) pursuant to those quantities set forth in firm purchase orders submitted by Congoleum to ABI and reasonably acceptable to ABI and subject to ABI’s standard terms and conditions of sale except as otherwise contemplated herein.  To the extent that ABI shall not have a sufficient amount of ABI Products to supply all of its customers, including Congoleum, it shall supply its customers, including Congoleum, on a pro rata basis.  There shall be no minimum or maximum purchase requirements on the part of Congoleum relative to the ABI Products.  As such, Congoleum may order such quantity of ABI Products, if any, as it shall determine, in its sole and absolute discretion, and ABI shall be obligated to exercise commercially reasonable efforts to supply and sell to Congoleum  such quantities of ABI Products, if any, that Congoleum orders with firm purchase orders submitted by Congoleum to ABI.

(b)           Congoleum shall sell and ABI shall purchase floor tile products (the “Congoleum Products”) pursuant to those quantities set forth in firm purchase orders submitted by ABI to Congoleum and reasonably acceptable to Congoleum and subject to Congoleum’s standard terms and conditions of sale except as otherwise contemplated herein.  To the extent that Congoleum shall not have a sufficient amount of Congoleum Products to supply all of its customers, including ABI, it shall supply its customers, including ABI, on a pro rata basis.  There shall be no minimum or maximum purchase requirements on the part of ABI relative to the Congoleum Products.  Subject to its obligations set forth in Article III, ABI may order such quantity of Congoleum Products as it shall determine, in its sole and absolute discretion, and Congoleum shall be obligated to exercise commercially reasonable efforts to supply and sell to ABI such quantities of Congoleum Products, if any, that ABI orders with firm purchase orders submitted by ABI to Congoleum.

Section 2.02           Purchase Price.

(a)           The purchase price payable by ABI to Congoleum for Congoleum Products purchased from Congoleum shall be the one-hundred and twenty percent (120%) of the fully absorbed manufacturing cost of such Congoleum Products, calculated in accordance with GAAP and past practices.  A price lower than one-hundred and twenty percent (120%) of cost may be set from time to time by mutual agreement.  Shipping costs shall be paid on the same basis then currently paid by ABI.  The purchase price shall be exclusive of any national, state or local sales, use, value-added or other taxes, customs duties, or similar tariffs and fees, all of which shall be the responsibility of ABI.  In the event that Congoleum is required to pay any such taxes, duties or fees, such items shall be added to the invoice to be paid by ABI.  Congoleum shall invoice ABI upon shipment of the Congoleum Products that it has purchased and ABI shall make payment to Congoleum of the amount due, owing and payable under such invoice within ten (10) days after the date such invoice was rendered.

(b)           The purchase price payable by Congoleum to ABI for ABI Products purchased from ABI shall be one-hundred and twenty percent (120%) of the fully absorbed manufacturing cost of such ABI Products, calculated in accordance with GAAP and past practices.  A price lower than one-hundred and twenty percent (120%) of cost may be set from time to time by mutual agreement.  Shipping costs shall be paid on the same basis then currently paid by Congoleum or its subsidiaries, as applicable.  The purchase price shall be exclusive of any national, state or local sales, use, value-added or other taxes, customs duties, or similar tariffs and fees, all of which shall be the responsibility of Congoleum.  In the event that ABI is required to pay any such taxes, duties or fees, such items shall be added to the invoice to be paid by Congoleum.  ABI shall invoice Congoleum upon shipment of the ABI Products that it has purchased and Congoleum shall make payment to ABI of the amount due, owing and payable under such invoice within ten (10) days after the date such invoice was rendered.

Section 2.03           Delivery by ABI.  ABI shall exercise commercially reasonable efforts to deliver ABI Products F.O.B. ABI’s plant either within ten (10) days following ABI’s receipt of a firm purchase order from Congoleum in accordance with Section 2.01(a), or if such purchase order specifies later delivery date(s), in accordance with such later date(s).  Unless otherwise agreed to by ABI and Congoleum, ABI shall deliver the ABI Products to the common carrier designated by Congoleum, which shall then be shipped to Congoleum’s place of business or such other destination, as specified by Congoleum.

Section 2.04           Delivery by Congoleum.  Congoleum shall exercise commercially reasonable efforts to deliver Congoleum Products F.O.B. Congoleum’s plant either within ten (10) days following Congoleum’s receipt of a firm purchase order from ABI in accordance with Section 2.01(b), or if such purchase order specifies later delivery date(s), in accordance with such later date(s).  Congoleum shall deliver the Congoleum Products to the common carrier designated by ABI, which shall then be shipped to ABI’s place of business or such other destination, as specified by ABI.

Section 2.05           Risk of Loss.  Title to the ABI Products sold by ABI to Congoleum and the risk of loss, damage or destruction of such ABI Products shall remain with and be borne by ABI until such ABI Products are delivered to the common carrier, after which title and the risk of loss shall be held and borne by Congoleum.  Title to the Congoleum Products sold by Congoleum to ABI and the risk of loss, damage or destruction of such Congoleum Products shall be borne by Congoleum until such Congoleum Products are delivered to the common carrier, after which title and the risk of loss shall be borne by ABI.

Section 2.06           Congoleum’s Limited Product Warranty.

(a)           This product warranty applies to all Congoleum Products purchased by ABI and shall not be available or passed through to ABI’s customers.  Nothing in this limited product warranty is intended to create any right in any third-party.

(b)           With respect to Congoleum Products that are raw materials purchased by ABI, Congoleum warrants only that such products shall be in accordance with the specifications for such products agreed to by Congoleum and ABI, or if no such specification exists, Congoleum’s standard specification.

(c)           With respect to Congoleum Products that are finished goods, Congoleum warrants that the Congoleum Products sold to ABI will be substantially free from significant defects in material and workmanship for normal use for six (6) months from the date of delivery to ABI.

(d)           The sole responsibility of Congoleum under the foregoing warranty shall be limited to the repair or replacement (at Congoleum’s option) of defective Congoleum Products returned prepaid by ABI.  Any returned Congoleum Products that are replaced by Congoleum shall become Congoleum’s property.

(e)           THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).

Section 2.07           ABI’s Limited Product Warranty.

(a)           This product warranty applies to all ABI Products purchased by Congoleum and shall not be available or passed through to Congoleum’s customers.  Nothing in this product limited product warranty is intended to create any right in any third-party.

(b)           With respect to ABI Products that are raw materials purchased by Congoleum, ABI warrants only that such products shall be in accordance with the specifications for such products agreed to by ABI and Congoluem, or if no such specification exists, ABI’s standard specification.

(c)           With respect to ABI Products that are finished goods, ABI warrants that the ABI Products sold to Congoleum will be substantially free from significant defects in material and workmanship for normal use for six (6) months from the date of delivery to Congoleum.

(d)           The sole responsibility of ABI under the foregoing warranty shall be limited to the repair or replacement (at ABI’s option) of defective ABI Products returned prepaid by Congoleum.  Any returned ABI Products that are replaced by ABI shall become ABI’s property.

(e)           THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).

Section 2.08           Limited License to Congoleum’s Trademarks.  During the term of this Agreement, Congoleum grants to ABI a limited, non-exclusive, royalty-free, non-sublicenseable, non-transferrable right to use Congoleum-owned or Congoleum-controlled trademarks on Congoleum Products  purchased by ABI pursuant to the terms this Agreement in the manner set forth in Congoleum’s relevant product branding policies.  The license under this Section 2.08 is limited to the purchase, use and sale of Congoleum Products by ABI and does not authorize ABI to use or apply any Congoleum-owned or Congoleum-controlled trademarks in any other manner.  Upon the written request of Congoleum, ABI shall permit Congoleum or Congoleum’s duly authorized representatives during normal business hours to inspect ABI’s use of Congoleum-owned or Congoleum-controlled trademarks, and records relating thereto, to confirm compliance with this Section 2.08.  Congoleum reserves the right to oppose any exploitations by ABI of any Congoleum-owned or Congoleum-controlled trademarks that are outside the scope of the license rights expressly set forth in this Section 2.08.

Section 2.09           Limited License to ABI’s Trademarks.  During the term of this Agreement, ABI grants to Congoleum a limited, non-exclusive, royalty-free, non-sublicenseable, non-transferrable right to use ABI-owned or ABI-controlled trademarks on ABI Products  purchased by Congoleum pursuant to the terms this Agreement in the manner set forth in ABI’s relevant product branding policies.  The license under this Section 2.09 is limited to the purchase, use and sale of ABI Products by Congoleum and does not authorize Congoleum to use or apply any ABI-owned or ABI-controlled trademarks in any other manner.  Upon the written request of ABI, Congoleum shall permit ABI or ABI’s duly authorized representatives during normal business hours to inspect Congoleum’s use of ABI-owned or ABI-controlled trademarks, and records relating thereto, to confirm compliance with this Section 2.09.  ABI reserves the right to oppose any exploitations by Congoleum of any ABI-owned or ABI-controlled trademarks that are outside the scope of the license rights expressly set forth in this Section 2.09.

Section 2.10           Cooperation.  Each party agrees to use reasonable efforts to cooperate in the other party’s efforts to protect its trademarks.  In this connection, each party agrees to notify the other party of any known or suspected infringement of such party’s trademarks, and to use commercially reasonable efforts to assist such party in connection with any investigations into or legal actions arising out of such infringement, provided that the cooperating party shall not be required to incur any out-of-pocket costs in connection with its cooperation under this Section 2.10.

Section 2.11           Intellectual Property Infringement Indemnification.

(a)           ABI shall defend all claims, suits, or proceedings brought against Congoleum to the extent that such claims, suits, or proceedings are based upon allegations that (i) the use or sale of ABI Products by Congoleum or (ii) the manufacture, use, or sale of products manufactured by Congoleum on behalf of ABI in accordance with specifications provided by ABI to Congoleum constitutes an infringement of any United States, Canadian or other governmental issued patent, copyright, or trademark, so long as ABI is notified promptly in writing by Congoleum of any such claims, suits, or proceedings and Congoleum provides ABI with full authority, information, and assistance at ABI’s expense, for the defense of all such claims, suits, or proceedings.  ABI shall not settle any claim for which Congoleum is entitled to indemnification hereunder without Congoleum’s prior written consent; provided that no such consent shall be required if (1) the settlement contains a complete and unconditional release by the person asserting the claim against Congoleum with respect to the claim, (2) the settlement does not contain any finding of responsibility or liability on the part of Congoleum (other than the payment of money for which ABI pays in full simultaneously with the effectiveness of the settlement and upon payment of which Congoleum waives any right to seek reimbursement from ABI), and (3) the settlement does not contain any sanction or restriction upon the conduct of any business by Congoleum.  ABI shall pay all damages and costs awarded against Congoleum as part of any final judgment to the extent attributable to any claim, suit, or proceeding for which ABI has indemnified Congoleum pursuant to this Section 2.11(a), but ABI shall not be responsible for any settlement made without its consent.  ABI may, at any time and at its sole option and at its expense, obtain the right for Congoleum to continue to use and sell any such product, replace or modify such specifications so that such products are no longer infringing, or instruct Congoleum to cease making all such products.

(b)           Congoleum shall defend all claims, suits, or proceedings brought against ABI to the extent that such claims, suits, or proceedings are based upon allegations that (i) the use or sale of Congoleum Products by ABI or (ii) the manufacture, use, or sale of products manufactured by ABI on behalf of Congoleum in accordance with specifications provided by Congoleum to ABI constitutes an infringement of any United States, Canadian or other governmental issued patent, copyright, or trademark, so long as Congoleum is notified promptly in writing by ABI of any such claims, suits, or proceedings and ABI provides Congoleum with full authority, information, and assistance at Congoleum’s expense, for the defense of all such claims, suits, or proceedings.  Congoleum shall not settle any claim for which ABI is entitled to indemnification hereunder without ABI’s prior written consent; provided that no such consent shall be required if (1) the settlement contains a complete and unconditional release by the person asserting the claim against ABI with respect to the claim, (2) the settlement does not contain any finding of responsibility or liability on the part of ABI (other than the payment of money for which Congoleum pays in full simultaneously with the effectiveness of the settlement and upon payment of which ABI waives any right to seek reimbursement from Congoleum), and (3) the settlement does not contain any sanction or restriction upon the conduct of any business by ABI.  Congoleum shall pay all damages and costs awarded against ABI as part of any final judgment to the extent attributable to any claim, suit, or proceeding for which Congoleum has indemnified ABI pursuant to this Section 2.11(b), but Congoleum shall not be responsible for any settlement made without its consent.  Congoleum may, at any time and at its sole option and at its expense, obtain the right for ABI to continue to use and sell any such product, replace or modify such specifications so that such products are no longer infringing, or instruct ABI to cease making all such products.

ARTICLE III
OTHER COMMERCIAL ARRANGEMENTS

Section 3.01           License Agreement.  Pursuant to Section 1.02(a)(vi) of the Joint Venture Agreement, dated as of December 16, 1992, by and among ABI, Congoleum and the other parties thereto (the “Joint Venture Agreement”), Congoleum was granted certain intellectual property rights used by the Division (as defined in the Joint Venture Agreement) prior to the date of the Joint Venture Agreement and in existence on the Closing Date (as defined by the Joint Venture Agreement, as amended by the Closing Agreement, dated as of March 11, 1993, by and among ABI, Congoleum and the other parties thereto), including a perpetual, royalty-free license of all of ABI’s rights in, to and under the urethane technology used by ABI in its operations (the “Urethane License Agreement”).  Congoleum and ABI hereby agree to execute the license agreement attached as Exhibit B and to do all things necessary to ensure that Congoleum obtains and becomes fully vested in the intellectual property rights as so described in the preceding sentence.  Nothing herein shall impair such license and such license shall survive any termination of this Agreement.  Nothing herein, including this Section 3.01, or in the license agreement referred to in this Section 3.01, shall limit in any way ABI’s ownership of, or right to use or license, its urethane technology and know-how.

Section 3.02           Canadian Tile Distribution Exclusivity.

(a)           Subject to all terms and conditions of this Agreement and the limitations set forth below, Congoleum hereby grants and ABI hereby accepts a non-transferable, exclusive, except as to Congoleum and its wholly-owned subsidiaries, right to purchase and resell Congoleum’s vinyl, vinyl composition or other floor tile (“Congoleum Tile”) in Canada, including its territories and possessions (the “Authorized Territory”) only.  Congoleum shall not appoint any other entity or representative to sell Congoleum Tile in the Authorized Territory.

(b)           In the event that Congoleum or its wholly-owned subsidiaries should make any sales directly to customers in the Authorized Territory, Congoleum shall remit quarterly to ABI fifty percent (50%) of the standard gross margin on such direct sales, with the payment for a particular quarter to be paid by Congoleum to ABI by not later than the forty-fifth (45th) day following the end of such calendar quarter.

(i)          standard gross margin of Congoleum Tile sold by Congoleum or its wholly-owned subsidiaries means the difference between (a) the invoice price after deduction of regular trade and quantity discounts, freight allowances, cash discounts, and agents’ commissions and (b) the costs of goods sold at fully absorbed standard manufacturing costs.

(ii)          Congoleum will make written reports to ABI quarterly within forty-five (45) days after the first day of each of January, April, July, and October, stating in each such report the number, description, and aggregate standard gross margin of Congoleum Tile sold by Congoleum and its wholly-owned subsidiaries in the Authorized Territory during the preceding three (3) calendar months and on which a fee is payable as provided in this Section 3.02.  A terminal report shall be prepared within forty-five (45) days of expiration or termination of this Agreement.  Concurrently with the making of each report, Congoleum will pay to ABI fees at the rate specified in this Section 3.02(b).  Congoleum Tile shall be considered to be sold when shipped to the customer.

(iii)          Congoleum will keep records showing the Congoleum Tile sold by it in the Authorized Territory, such records to be in sufficient detail to enable the fees payable to ABI to be determined.

(c)           Congoleum hereby agrees to render periodic assistance to ABI on technical and sales problems at Congoleum’s sole expense.

(d)           ABI agrees that it will, at its sole expense and solely within the Authorized Territory:

(i)          Pay for Congoleum Tile purchased by ABI from Congoleum in accordance with the provisions set forth in Article II of this Agreement;

(ii)          use its commercially reasonable efforts to promote Congoleum Tile in the Authorized Territory and re-sell Congoleum Tile to customers within the Authorized Territory;

(iii)          market the price/performance qualities of Congoleum Tile; and

(iv)          furnish to Congoleum copies of ABI’s annual financial statements and any updates which Congoleum credit personnel may reasonably request from time to time.

(e)           ABI shall have the right to assign or sublicense any of the foregoing rights to affiliates of ABI, provided that: (i) the assignee or sublicensee agrees in writing to be bound by all of the foregoing terms and conditions of the license, (ii) Congoleum is given reasonable advance notice of such assignment or sublicensing with a copy of the executed agreement by which the assignee or sublicensee agrees to be so bound and (iii) any such assignment shall not relieve ABI of any of its obligations under this Section 3.02.

Section 3.03           Information Technology Services.  Congoleum will provide ABI certain specified information technology support and oversight services set forth on Exhibit C for a monthly fee set forth on Exhibit C, which monthly fee is intended to approximate Congoleum’s internal cost for providing such services.  The scope of services and cost set forth on Exhibit C shall be consistent with past practices unless changed by mutual agreement.  Any outside costs incurred by Congoleum for hardware and consulting in providing such services to ABI will not be included in the monthly fee and will be billed separately, at Congoleum’s internal cost, to ABI.

ARTICLE IV
TERM AND TERMINATION

Section 4.01           Term.  This Agreement shall be effective as of the Effective Date and shall continue in full force and effect for a term ending on the second (2nd) anniversary of the Effective Date, subject to its earlier termination (in whole or in part) in accordance with Section 1.01 and 4.02.

Section 4.02           Termination.

(a)           The parties may terminate this Agreement by mutual written agreement executed and delivered by both parties.

(b)           A party may terminate  this Agreement if the other party materially breaches any provision of this Agreement and such breach remains uncured ten (10) days after delivery of notice of such breach by the non-breaching party to the breaching party (it being understood that Congoleum may not terminate this entire Agreement pursuant to this Section 4.02(b) for reason of any death, disability or voluntary termination of services of Roger S. Marcus, Richard G. Marcus or Howard N. Feist III as provided in Article I and that Article I shall solely govern the termination of any rights or obligations under this Agreement due to any such death, disability or voluntary termination of services).

(c)           Congoleum may terminate its obligations under Article I if it terminates Roger S. Marcus’ services with Congoleum for Cause (as defined below) or pursuant to Section 1.01.  If Congoleum terminates either Richard G. Marcus or Howard N. Feist III for Cause, Congoleum may terminate Article I solely with respect to obligations relating to Richard G. Marcus or Howard N. Feist III, as applicable, which for purposes of Sections 1.02 and 1.03 will mean (x) a one-sixth reduction prospectively in the amounts payable pursuant to such sections if Congoleum has not previously so terminated Article I with respect to either Richard G. Marcus or Howard Feist, as applicable, pursuant to this Section 4.02(c) or Section 1.01 and (y) a one-fifth reduction prospectively in the amounts payable pursuant to such sections if Congoleum has previously so terminated Article I with respect to either Richard G. Marcus or Howard Feist, as applicable.  For purposes of this Section 4.02(c), “Cause” means (i) the willful and continued failure by such person (other than any such failure resulting from such person’s incapacity due to physical or mental illness) to perform substantially the duties and responsibilities of such person’s position with Congoleum reflected in Section 1.01 after a written notice thereof and a ten (10) business day period to cure; (ii) the willful engaging by such person in fraud or dishonesty which is demonstrably and materially injurious to Congoleum or its reputation, monetarily or otherwise; (iii) indictment (or equivalent under applicable law) with respect to, the conviction of, or a plea of guilty or no contest to, a felony or any other crime involving moral turpitude, fraud, theft or embezzlement; (iv) habitual illegal drug or alcohol abuse; or (v) material breach by such person of the Confidentiality Agreement between such person and Congoleum.

(d)           ABI may terminate this Agreement if Congoleum terminates its obligations under Article I pursuant to Section 1.01 or Section 4.02(c) due to the termination of Roger S. Marcus’ services with Congoleum.

Section 4.03           Effect of Termination.  Upon termination hereby by either party:

(a)           all sums due to either party from the other shall be promptly paid;

(b)           all property belonging to one party but in the custody of the other shall be returned;

(c)           Congoleum shall have the option to repurchase any or all current and resalable Congoleum Tile in ABI’s inventory at ABI’s original net purchase price;

(d)           each party will cease all use of the other party’s trademarks pursuant to Sections 2.08 and 2.09, as the case may be, and in furtherance thereof, as soon as practicable but in no event later than thirty (30) days following the termination date, remove, strike over or otherwise obliterate all of the other party’s marks from all assets and other materials, including any packaging materials, displays, signs, promotional materials, and websites; and

(e)           Neither party shall be liable to the other for loss or damage arising from termination of this Agreement.

Section 4.04           Limitation of Liability.  NEITHER CONGOLEUM NOR ABI SHALL BE LIABLE TO THE OTHER, OR TO EACH OTHER’S CUSTOMERS, FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOSS OF BUSINESS OPPORTUNITIES, OR LOSS OF BUSINESS INVESTMENTS, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THIS LIMITATION SHALL APPLY TO ANY CLAIM OR CAUSE OF ACTION WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE) STRICT LIABILITY, OR BREACH OF WARRANTY.

Section 4.05           Survival.  The provisions of Section 2.06, 2.07, 2.11, 4.03, 4.04, 4.05, and Articles V and VI shall survive any termination of this Agreement.  In no event shall any termination of this Agreement or any part thereof affect the terms of any equity based compensation or award referred to in Section 1.04 then outstanding or theretofore previously granted, which compensation and awards will continue to be governed by the terms of any separate award or other agreement applicable thereto.

ARTICLE V
CONFIDENTIALITY

ABI and Congoleum shall keep confidential any and all proprietary and confidential information about the other (the “Confidential Information”) and not use or disclose the Confidential Information for any purpose outside the scope of this Agreement, except as may be expressly permitted in writing by the other party.  The term “Confidential Information” does not include information that (a) was known by a party or its affiliates prior to its disclosure pursuant to this Agreement, provided that such information was not furnished to such party by a source known by it to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation, (b) was or becomes available to the public other than as a result of a breach of the terms of this Agreement, or (c) is independently developed by such party not in violation of this Agreement.  Notwithstanding the foregoing, a party shall not be restricted from disclosing Confidential Information of the other party where such disclosing party is required to disclose such Confidential Information pursuant to (a) law or court order, but only after notifying the nondisclosing party and allowing such nondisclosing party an opportunity to obtain a protective or other order or (b) the rules or regulations of a nationally recognized stock exchange on which such party’s securities are listed for trading.

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 6.01           Notices.  All notices and other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and deemed given when delivered personally or sent via facsimile (receipt confirmed) and shall be deemed given the next business day when sent by nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses or facsimile numbers, as applicable:

If to Congoleum, at:
3500 Quakerbridge Road
Mercerville, New Jersey 08619-0127
Attention: Roger Marcus
Phone:  609.584.3000
Facsimile:  609.584.3685

If to ABI, at:
57 River Street
Wellesley Hills, Massachusetts 02481-2097
Attention: Richard Marcus
Phone:  781.237.6655
Facsimile: 781.237.6880

Either party may, by like notice to the other party, change the address, facsimile number or the party to which any notice or other communication is to be delivered.

Section 6.02           Entire Agreement.  This Agreement, the Confidentiality Agreements, the Urethane License Agreement and the Plan, including Section 5.17 of the Plan, contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written, including the Intercompany Agreements.  To the extent this Agreement conflicts with any provision of the Intercompany Term Sheet, this Agreement shall control such conflict.

Section 6.03           Amendment; Waivers.  The parties may amend this Agreement only by written agreement executed and delivered by both parties.  Any term or provision of this Agreement may be waived, or the time for performance extended, by the party entitled to the benefit thereof.  The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 6.04           Assignment.  Except as otherwise expressly provided in this Agreement, neither party may assign this Agreement or any of its rights hereunder nor may either party delegate any of its obligations hereunder, in each case, without the prior written consent of the other party.

Section 6.05           No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 6.06           Force Majeure.  Neither party shall be liable for any delay in discharging any obligation or in performing any duty imposed upon it by this Agreement if such delay arises from circumstances beyond its control and not resulting from the fault or negligence of such party (including such party’s affiliates and any of its or their employees, directors, officers, agents and contractors) including, but not limited to, acts of God, riot or civil commotion, industrial dispute, fire, flood, drought, act of government, public enemy, war, terrorism or sabotage, provided that the party seeking to be excused shall make every commercially reasonable effort to minimize the delay resulting therefrom, and shall give prompt and written notice of the force majeure event to the other party.  The obligations of the party giving notice, so far as they are affected by the force majeure event, will be suspended during, but not longer than, the continuance of the force majeure event.  The affected party must act with commercially reasonable diligence to resume performance and notify the other party when the force majeure event no longer affects its ability to perform under this Agreement.

Section 6.07           Governing Law.  This Agreement shall be governed by and be construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof that would require the application of any law of another jurisdiction.

Section 6.08           Waiver of Jury Trial.  EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 6.09           Independent Contractors.  Each party is an independent contractor of the other party.  Nothing in this Agreement will constitute a partnership between or joint venture by the parties, or constitute either party the agent of the other.

Section 6.10           Counterparts
.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

Section 6.11           Severability
.  If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction (or an arbitrator or arbitration panel) to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.  In the event that any such term, provision, covenant or restriction is held to be invalid, void or unenforceable, the parties hereto shall use commercially reasonable efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction.

Section 6.12           Interpretations.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”  The words “hereof” and “herein” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to the sections of this Agreement unless otherwise specified.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Management Services and Commercial Agreement to be executed by a duly authorized officer as of the date first above written.

AMERICAN BILTRITE INC.

By:         /s/ Howard N. Feist III
Name:    Howard N. Feist III
Title:       Chief Financial Officer

CONGOLEUM CORPORATION

By:         /s/ Howard N. Feist III
Name:    Howard N. Feist III
Title:       Chief Financial Officer

EXHIBIT A
FORM OF CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (this “Agreement”), dated as of July 1, 2010, by and between Congoleum Corporation (the “Company”), a Delaware corporation and as reorganized on and after the Effective Date (as defined below) of the Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of the Debtors, the Official Asbestos Claimants’ Committee, the Official Committee of Bondholders for Congoleum Corporation, et al. and the Futures Representative, dated as of March 11, 2010, as such plan may be amended from time to time (the “Plan”), and [                  ] (“Provider”).  The “Effective Date” has the meaning ascribed to that term in the Plan.

WHEREAS, Provider is an officer and employee of American Biltrite Inc., a Delaware corporation (“ABI”), and may from time to time hold other positions with ABI;

WHEREAS, ABI and the Company are parties to a Management Services and Commercial Agreement, dated as of July 1, 2010 (the “Management Services and Commercial Agreement”), pursuant to which ABI and the Company agreed that Provider would provide the Company with services as provided under the Management Services and Commercial Agreement (the “Services”);

WHEREAS, the Management Services and Commercial Agreement contemplates Provider entering into this Agreement with the Company; and

WHEREAS, as a service provider of the Company pursuant to the Management Services and Commercial Agreement, Provider will be given Confidential Information (as defined below).

NOW, THEREFORE, the Company and Provider agree as follows:

1.           Confidential Information.  Provider acknowledges that:  (i) as a result of Provider’s engagement by the Company pursuant to the Management Services and Commercial Agreement, Provider has obtained and will obtain Confidential Information; and (ii) the Company or any of its Subsidiaries, whether currently in existence or hereafter formed (the “Group”), may suffer substantial damage and irreparable harm which may be difficult to compute if, during the period of engagement of the Provider by the Company pursuant to the Management Services and Commercial Agreement (the “Term”) and thereafter, Provider should use Confidential Information in violation of the provisions of this Agreement. “Confidential Information” as used in this Agreement shall mean any and all confidential and/or proprietary knowledge, data, or information of the Company including, without limitation, any: (A) trade secrets, drawings, inventions, methodologies, ideas, processes, formulas, data, programs, works of authorship, know-how, improvements, discoveries, developments, designs and techniques, and other work product of the Group, whether or not patentable or registrable under trademark, copyright patent or similar laws; (B) information regarding plans for research, development, new service offerings and/or products, marketing, advertising and selling, distribution, business plans, strategies, proposals, business forecasts, customer and sourcing lists, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers or distribution arrangements; (C) any information regarding the skills and compensation of employees, suppliers, agents, and/or independent contractors of the Company; (D) concepts and ideas relating to the current, future and proposed products or services of the Company; or (E) any other information, data or the like that is labeled confidential or orally disclosed to Provider as confidential.  As used in this Agreement, a “Subsidiary” of Congoleum shall mean any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which a majority of the outstanding capital stock or other equity interests generally entitled to vote in the election of the board of directors of such entity (irrespective of whether, at the time, capital stock or other equity interests of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency), at the time in question, is owned directly or indirectly, by Congoleum.

2.           Covenants.

(a)           Confidential Information.  Provider shall hold in confidence, and not use or disclose to any third person or entity without authorization of the Company, any Confidential Information of the Company, except in connection with providing the Services; provided, however, that information which (i) has become publicly known and made generally available through no wrongful act of Provider or of others who were under confidentiality obligations as to the item or items involved, (ii) is approved for release by the Company, or (iii) is independently developed by Provider or ABI or its affiliates shall not be considered to be Confidential Information; and provided further, however, that notwithstanding anything in this Section 2 or elsewhere in this Agreement to the contrary, Provider may use general ideas, concepts, know-how and techniques which are contained in Confidential Information retained in Provider’s unaided memory.  Provider’s memory is unaided if Provider has not intentionally memorized the relevant general ideas, concepts, know-how and techniques with the intention of retaining and subsequently using or disclosing it for purposes unrelated to the services being provided pursuant to the Management Services and Commercial Agreement.  Notwithstanding the foregoing, this paragraph does not grant any license under patents, trademarks or copyrights of the Company.  Provider shall cooperate with the Company in attempting to keep such Confidential Information confidential, and upon the request of the Company, Provider agrees to promptly (A) deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information, or (B) provide the Company a written certification stating that the Confidential Information and all copies thereof have been destroyed.

(b)           Intellectual Property.  The parties agree that any work of authorship, invention, design, discovery, development, technique, improvement, source code, hardware, device, data, apparatus, practice, process, method or other work product whatever (whether patentable or subject to copyright, or not) specifically related to the business of the Group that Provider, either solely or in collaboration with others, has made or may make, discover, invent, develop, perfect, or reduce to practice specifically for the Company within the scope of Provider’s engagement with the Company during the Term shall be the sole and complete property of the Group.  More particularly, and without limiting, but subject to, the foregoing, Provider agrees that all of the foregoing and any (i) inventions (whether patentable or not, and without regard to whether any patent therefor is ever sought), (ii) marks, names, or logos (whether or not registrable as trade or service marks, and without regard to whether registration therefor is ever sought), (iii) works of authorship (without regard to whether any claim of copyright therein is ever registered), and (iv) trade secrets, ideas, and concepts ((i) - (iv) collectively, “Intellectual Property Products”) created, conceived, or prepared on the Group’s premises or otherwise, whether or not during normal business hours, but specifically for the Company within the scope of Provider’s

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engagement with the Company during the Term shall perpetually and throughout the world be the exclusive property of the Group, as shall all tangible media (including, but not limited to, papers, computer media of all types, and models) in which such Intellectual Property Products shall be recorded or otherwise fixed.  Provider further agrees promptly to disclose in writing and deliver to the Company all Intellectual Property Products created specifically for the Company within the scope of his engagement with the Company during the Term, whether or not during normal business hours.  Provider agrees that all works of authorship created by Provider specifically for the Company within the scope of his engagement with the Company during the Term shall be works made for hire of which the Group is the author and owner of copyright. To the extent that any competent decision-making authority should ever determine that any work of authorship created by Provider specifically for the Company within the scope of his engagement with the Company during the Term is not a work made for hire, Provider hereby assigns all right, title and interest in the copyright therein, in perpetuity and throughout the world, to the applicable Group entity.  To the extent that this Agreement does not otherwise serve to grant or otherwise vest in the Group all rights in any Intellectual Property Product created by Provider specifically for the Company within the scope of his engagement with the Company during the Term, Provider hereby assigns all right, title and interest therein, in perpetuity and throughout the world, to the Company.  Provider agrees to execute, immediately upon the Company’s reasonable request and without charge, any further assignments, applications, conveyances or other instruments, at any time after execution of this Agreement, whether or not Provider is engaged by the Company at the time such request is made, in order to permit the Group and/or its respective assigns to protect, perfect, register, record, maintain, or enhance their rights in any Intellectual Property Product; provided, that, the Company shall bear the cost of any such assignments, applications or consequences.

3.           Notification.  Provider agrees to notify all future persons or businesses, with which he becomes affiliated or employed by, of the restrictions set forth in Section 2, prior to the commencement of any such affiliation or employment.  In addition, Provider hereby consents to notification by the Company to third parties about Provider’s and the Company’s rights and obligations under this Agreement.

4.           Equitable Remedies.  The parties agree that it would be impossible to measure and calculate the Company’s damages from any breach of the covenants set forth in Section 1 herein.  Accordingly, the parties agree that if Provider breaches this Agreement, the Company would be entitled, in addition to any other right or remedy available, to seek an injunction from a court of competent jurisdiction restraining such breach or threatened breach and specific performance of any such provision of this Agreement.

5.           General Provisions.

(a)           Governing Law; Consent to Personal Jurisdiction.  This Agreement will be governed by the internal laws of the State of Delaware, without regard to conflict of laws principles that would require the application of the law of another jurisdiction.

(b)           Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter herein.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.

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(c)           Severability.  If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d)           Successors and Assigns.  The rights and benefits of Provider hereunder shall not be assignable, whether by voluntary or involuntary assignment or transfer by Provider.  This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company, and the heirs, executors and administrators of Provider, and shall be assignable by the Company to any member of the Group for so long as such member remains a member of the Group or to any entity acquiring substantially all of the assets of the Company, whether by merger, consolidation, sale of assets or similar transactions.

(e)           Survival.  The respective obligations of, and benefits afforded to, Provider and the Company as provided in this Agreement shall survive the expiration of the Term for a total of three (3) years.

[Signature Page To Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CONGOLEUM CORPORATION

By: /s/ Howard N. Feist III
Name: Howard N. Feist III
Title: Chief Financial Officer

PROVIDER
By: /s/ Howard N. Feist III
Name: Howard N. Feist III

[Signature Page To Confidentiality Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CONGOLEUM CORPORATION

By: /s/ Howard N. Feist III
Name: Howard N. Feist III
Title: Chief Financial Officer

PROVIDER

By: /s/Richard G. Marcus
Name: Richard G. Marcus

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CONGOLEUM CORPORATION

By: /s/ Howard N. Feist III
Name: Howard N. Feist III
Title: Chief Financial Officer

PROVIDER

By: /s/ Roger S. Marcus
Name: Roger S. Marcus

EXHIBIT B
FORM OF URETHANE LICENSE AGREEMENT

URETHANE LICENSE AGREEMENT

URETHANE LICENSE AGREEMENT (“Agreement”), dated July 1, 2010, by and between American Biltrite Inc., a Delaware corporation (“ABI”), and Congoleum Corporation (“Congoleum”), a Delaware corporation and as reorganized on and after the Effective Date (as defined below) of the Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of the Debtors, the Official Asbestos Claimants’ Committee and the Official Committee of Bondholders for Congoleum Corporation, et al., and the Futures Representative, dated as of March 11, 2010, as such Plan may be amended from time to time (the “Plan”).  ABI and Congoleum are referred to collectively herein as the “Parties” and each individually as a “Party.”  The “Effective Date” has the meaning ascribed to that term in the Plan.

WHEREAS, pursuant to Section 1.02(a)(vi) of the Joint Venture Agreement, dated as of December 16, 1992, by and among ABI, Congoleum and the other parties thereto (the “Joint Venture Agreement”), Congoleum was granted certain intellectual property rights used by the Division (as defined in the Joint Venture Agreement) prior to the date of the Joint Venture Agreement and in existence on the Closing Date (as defined by the Joint Venture Agreement, as amended by the Closing Agreement, dated as of March 11, 1993, by and among ABI, Congoleum and the other parties thereto);

WHEREAS, pursuant to Section 3.01 of the Management Services And Commercial Agreement dated as of July 1, 2010, by and between ABI and Congoleum (the “Management Services And Commercial Agreement”), ABI and Congoleum agreed to enter into a license agreement consistent with the terms of Section 1.02(a)(vi) of the Joint Venture Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and subject to the Management Services and Commercial Agreement, the Parties hereto agree as follows:

Section 1.           LICENSES

1.1           Licenses.

(a)           ABI hereby grants to Congoleum and it Subsidiaries (as defined Section 1.1(c)) a non-exclusive, perpetual, royalty-free license under all urethane patents, process technology, know-how and other intellectual property owned by ABI and used by Congoleum, to the extent such patents, process technology, know-how and other intellectual property (other than trademarks) (i) were in existence on the Closing Date (as defined by the Joint Venture Agreement, as amended by the Closing Agreement, dated as of March 11, 1993, by and among ABI, Congoleum and the other parties thereto) and used by the Division prior to the Closing Date; and/or (ii) are, as of the date of this Agreement, used by Congoleum in its business ((i) and (ii) collectively, the “ABI Licensed IP”); and/or (iii) are Improvements (as that term is defined in Section 2.1) made by ABI during the term of the Management Services and Commercial Agreement, to use, make, have made, offer for sale, sell, lease, and import/export flooring products, and goods and services ancillary thereto.

(b)           Congoleum hereby grants to ABI and its Subsidiaries a non-exclusive, perpetual, royalty-free license under all urethane patents, process technology, know-how and other intellectual property owned by Congoleum and used by ABI, to the extent such patents, process technology, know-how and other intellectual property (other than trademarks) (i) are, as of the date of this Agreement, used by ABI in its business (collectively, the “Congoleum Licensed IP”), or (ii) are Improvements (as that term is defined below) made by Congoleum during the term of the Management Services and Commercial Agreement, to use, make, have made, offer for sale, sell, lease, and import/export flooring products, and goods and services ancillary thereto.

(c)           As used in this Agreement a “Subsidiary” of a Party shall mean any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which a majority of the outstanding capital stock or other equity interests generally entitled to vote in the election of the board of directors of such entity (irrespective of whether, at the time, capital stock or other equity interests of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency), at the time in question, is owned directly or indirectly, by such Party.

1.2           Sublicenses.

(a)           The license granted under Section 1.1(a) conveys no rights to sublicense the ABI Licensed IP except for the limited purpose of allowing a third party to make flooring products for Congoleum and its Subsidiaries for sale by Congoleum and its Subsidiaries under the licenses granted under Section 1.1(a); provided that ABI is a beneficiary of all such sublicenses and is given reasonable advance notice of any sublicense under this Section 1.2(a).  No Confidential Information (defined in Section 4) of ABI may be disclosed to a permitted sub-licensee, except for technical information that is reasonably necessary for manufacture of the flooring products, and then only if the sub-licensee is subject to confidentiality restrictions at least as restrictive as those imposed on Congoleum as set forth in Section 4 (or otherwise acceptable to ABI).

(b)           The license granted under Section 1.1(b) conveys no rights to sublicense the Congoleum Licensed IP except for the limited purpose of allowing a third party to make flooring products for ABI and its Subsidiaries for sale by ABI and its Subsidiaries under the licenses granted under Section 1.1(b); provided that Congoleum is a beneficiary of all such sublicenses and is given reasonable advance notice of any sublicense under this Section 1.2(b).  No Confidential Information of Congoleum may be disclosed to a permitted sub-licensee, except for technical information that is reasonably necessary for manufacture of the flooring products, and then only if the sub-licensee is subject to confidentiality restrictions at least as restrictive as those imposed on ABI as set forth in Section 4 (or otherwise acceptable to Congoleum).

Section 2.           OWNERSHIP, PROSECUTION, MAINTENANCE, AND ABANDONMENT OF THE LICENSED IP

2.1           Ownership.  For the avoidance of doubt, all property rights in or related to the ABI Licensed IP are and will remain the exclusive property of ABI, and all property rights in or related to the Congoleum Licensed IP are and will remain the exclusive property of Congoleum.  Congoleum and its Subsidiaries may make enhancements, improvements, and/or amendments to the ABI Licensed IP, and ABI and its Subsidiaries may make enhancements, improvements, and/or amendments to the Congoleum Licensed IP (collectively, “Improvements”).   Such Improvements shall be exclusively owned by party who makes them.

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2.2           Prosecution and Maintenance Responsibility.  During the term of this Agreement, ABI shall use commercially reasonable efforts consistent with its past practice to maintain, protect, and enforce the ABI Licensed IP, and Congoleum shall use commercially reasonable efforts consistent with its past practice to maintain, protect, and enforce the Congoleum Licensed IP.  ABI shall be solely responsible for the prosecution, maintenance and renewal of the ABI Licensed IP, including the payment of all fees and expenses in connection therewith, and Congoleum shall be solely responsible for the prosecution, maintenance and renewal of the Congoleum Licensed IP, including the payment of all fees and expenses in connection therewith.

Section 3.           ENFORCEMENT OF THE LICENSED IP

3.1           Notification.  In the event that either Party becomes aware of actual or threatened infringement of either the ABI Licensed IP or the Congoleum Licensed IP by a third party, such Party shall promptly notify the other Party in writing of such actual or threatened infringement.

3.2           Enforcement.

(a)           In the event of actual or threatened infringement of any of the ABI Licensed IP by a third party (“ABI Third Party Infringement”), ABI shall have the initial right to determine whether or not any action shall be taken on account of any such actual or threatened infringement.  ABI, if it so desires, may commence or prosecute any claims or suits in its own name, and Congoleum shall provide reasonable cooperation in any action taken by ABI on account of any such actual or threatened infringement, at ABI’s sole expense.  Notwithstanding the foregoing, it is understood and agreed that ABI is under no obligation whatsoever to institute suit or take any other action on account of any actual or threatened infringement of the ABI Licensed IP by a third party.  If ABI determines, within a reasonable time after receiving notice of any ABI Third Party Infringement, not to take any action, Congoleum may, upon ABI’s prior written consent, which shall not be unreasonably withheld, commence or prosecute any claims or suits in its own name, and ABI shall provide reasonable cooperation in any action taken by Congoleum on account of any such actual or threatened infringement, at Congoleum’s sole expense. Should ABI consent in writing to Congoleum taking action on account of any actual or threatened infringement of the ABI Licensed IP by a third party, (i) such action shall be at Congoleum’s sole expense, (ii) Congoleum shall keep ABI fully informed of any such action in a timely manner and fully cooperate with ABI in connection therewith and (iii) Congoleum shall not settle or compromise any such action without ABI’s prior written approval, which shall not be unreasonably withheld.  All recovery as a result of any actions shall belong solely to the Party which commenced the action; however, the other Party shall be entitled to recover its out-of-pocket costs and fees incurred in cooperating in such action.

(b)           In the event of actual or threatened infringement of any of the Congoleum Licensed IP by a third party (“Congoleum Third Party Infringement”), Congoleum shall have the initial right to determine whether or not any action shall be taken on account of any such actual or

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threatened infringement.  Congoleum, if it so desires, may commence or prosecute any claims or suits in its own name, and ABI shall provide reasonable cooperation in any action taken by Congoleum on account of any such actual or threatened infringement, at Congoleum’s sole expense.  Notwithstanding the foregoing, it is understood and agreed that Congoleum is under no obligation whatsoever to institute suit or take any other action on account of any actual or threatened infringement of the Congoleum Licensed IP by a third party.  If Congoleum determines, within a reasonable time after receiving notice of any Congoleum Third Party Infringement, not to take any action, ABI may, upon Congoleum’s prior written consent, which shall not be unreasonably withheld, commence or prosecute any claims or suits in its own name, and Congoleum shall provide reasonable cooperation in any action taken by ABI on account of any such actual or threatened infringement, at ABI’s sole expense. Should Congoleum consent in writing to ABI taking action on account of any actual or threatened infringement of the Congoleum Licensed IP by a third party, (i) such action shall be at ABI’s sole expense, (ii) ABI shall keep Congoleum fully informed of any such action in a timely manner and fully cooperate with Congoleum in connection therewith and (iii) ABI shall not settle or compromise any such action without Congoleum’s prior written approval, which shall not be unreasonably withheld.  All recovery as a result of any actions shall belong solely to the Party which commenced the action; however, the other Party shall be entitled to recover its out-of-pocket costs and fees incurred in cooperating in such action.

Section 4.           CONFIDENTIALITY

4.1           The Parties shall keep and shall cause their Subsidiaries and permitted sublicensees to keep confidential any and all proprietary and confidential information about the other (the “Confidential Information”) and not use or disclose the Confidential Information for any purpose outside the scope of this Agreement, except as may be expressly permitted in writing by the other Party.  The term “Confidential Information” does not include information that (a) was known by a Party or its Subsidiaries prior to its disclosure pursuant to this Agreement, provided that such information was not furnished to such Party by a source known by it to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation, (b) was or becomes available to the public other than as a result of a breach of the terms of this Agreement, or (c) is independently developed by such Party or its Subsidiaries not in violation of this Agreement.  Notwithstanding the foregoing, a Party and its Subsidiaries shall not be restricted from disclosing Confidential Information of the other Party where such disclosing Party is required to disclose such Confidential Information pursuant to (a) law or court order, but only after notifying the nondisclosing Party and allowing such nondisclosing Party an opportunity to obtain a protective or other order or (b) the rules or regulations of a nationally recognized stock exchange on which such Party’s securities are listed for trading.

Section 5.           REPRESENTATIONS AND WARRANTIES

5.1           Representations and Warranties.  Each Party represents and warrants to the other Party that (i) it has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) the execution and delivery by it and of this Agreement and the performance by it of its obligations hereunder have been duly and validly authorized by all necessary board action on the part of such Party and no other further authorization or consent of its board of directors is required, and (iii) this Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes the legal, valid and binding obligation of the other Party, this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its respective terms.

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5.2           No Obligation.  This Agreement shall not create for a Party any obligation to disclose to the other Party, maintain, register, prosecute, pay for, enforce or otherwise manage any patent or patent application except as expressly set forth herein.

5.3           Disclaimer.   EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES, INCLUDING WITH RESPECT TO THE ABI LICENSED IP OR THE CONGOLEUM LICENSED IP, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY, EITHER PARTY, THEIR AGENTS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND NON-INFRINGEMENT) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

Section 6.           TERMINATION

6.1           Termination.  The present Agreement shall be perpetual; however, either Party may terminate this Agreement upon sixty (60) days written notice to the other Party in the event of a breach of any material provision of this Agreement by the other Party, unless such breach is cured within such sixty (60) day period, counted from receipt of notice of such breach.

Section 7.           GENERAL PROVISIONS

7.1           No Agency.  Nothing in this Agreement shall be deemed in any way or for any purpose to constitute a Party an agent or joint venturer of the other Party.

7.2           No Third Party Beneficiaries.   Nothing contained in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.3           Entire Agreement.  This Agreement and the Management Services and Commercial Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof supersede any prior agreements or understandings between the Parties and any representations or statements made by or on behalf of the Parties, whether written or oral, with respect to the subject matter hereof.

7.4           Succession and Assignment.  The license granted by a Party in this Agreement shall be binding on any successor of such Party's ownership or control of the property and rights licensed by such Party pursuant to this Agreement, and the obligations of a Party under this Agreement shall run in favor of any such successor and of any assignee of the other Party’s benefits under this Agreement.  A Party may assign its rights and obligations under this Agreement to an assignee (or a subsequent assignee), including by operation of law; provided that the assignee agrees in writing to be bound by this Agreement, but such rights and obligations may not be assigned or otherwise transferred (including by operation of law) to any person or entity which itself or any of its affiliates sells or offers for sale, manufactures, produces or distributes flooring products containing urethane without the prior written consent of the non-assigning or non-transferring Party, which consent shall not be unreasonably withheld.  Any attempted assignment or transfer without such consent shall be void and shall automatically terminate all rights under this Agreement of the Party attempting such assignment or transfer.

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7.5           Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly given, made and received (i) when delivered personally or by facsimile, (ii) four (4) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid or (iii) one (1) Business Day after it is sent for next Business Day delivery via a reputable overnight courier service.  Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

7.6           Amendments and Waivers.  The Parties may mutually amend or waive any provision of this Agreement at any time.  No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.7           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

7.8           Expenses.  Except as otherwise specifically provided to the contrary in this Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

7.9           Governing Law.  This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

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7.10           Construction.

(a)           The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their intent, and no rule of strict construction shall be applied against any Party.

(b)           Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c)           The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)           Any reference herein to a Section shall be deemed to refer to a Section of this Agreement, unless the context clearly indicates otherwise.

(e)           Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

7.11           Counterparts and Facsimile Signature.  This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

7.12           Survival.  Article 4 and this Article 7 shall survive termination of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

AMERICAN BILTRITE INC.

By: /s/ Howard N. Feist III
Name: Howard N. Feist III
Title: Chief Financial Officer

CONGOLEUM CORPORATION

By: /s/ Howard N. Feist III
Name: Howard N. Feist III
Title: Chief Financial Officer

EXHIBIT C
IT SERVICES AND FEES

Information Technology (“IT”) Support and Oversight Services

1.
PC desktop support services for corporate office users and for general management and inter-division coordination, which shall include, without limitation and by way of example, the following services:

a.	Corporate support;

b.	Personal computing support;

c.	Help desk support;

d.	Network support;

e.	Web/domain support; and

f.	Onsite support.

2.
Coordinating IT Sarbanes-Oxley Act of 2002 (“SOX”) compliance efforts among the various IT departments but not including any external consulting support services for the SOX software program provided by third party consultants or vendors engaged by ABI.  These services shall include, without limitation and by way of example, site visits, test scheduling and test reviews.

3.	Voice and data systems support.

Monthly Fee

The monthly fee payable by ABI to Congoleum for the IT Support and Oversight Services contemplated by this Exhibit C shall be $5,416.67.  Such monthly fee shall continue to be payable by ABI to Congoleum for so long as the Management Services and Commercial Agreement to which this Exhibit C is an exhibit remains in effect and Congoleum is continuing to provide ABI with such services.  The foregoing monthly fee shall be adjusted proportionally for any partial month that the foregoing services may be provided by Congoleum to ABI.